                                                                   Exhibit 23


                                  [LETTERHEAD]

BAUMANN, STAHL, RAYMONDO
& COMPANY PA
11210 North Dale Mabry,
Tampa, FL 33618-3881







Securities and Exchange Commission
Washington, DC


Gentlemen:

We hereby consent to the use of our unqualified report dated January 6, 2000 covering the audit of the financial statements of Split Second Trading, Inc. (the "Company") at January 6, 2000 and for the period from January 6, 1999 (inception) to January 6, 2000, issued in connection with the Company's registration statement under the Securities Act of 1993 under Form SB-2.



Very truly yours,



/s/ Baumann, Stahl, Raymondo & Company, P.A.
-------------------------------------------
Baumann, Stahl, Raymondo & Company, P.A.
Tampa, Florida
April 6, 2000